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Banc One Credit Card Master Trust
Trust Allocation Report

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
Distribution Date of:                                             16-Jan-01
Determined as of:                                                 09-Jan-01
For Monthly Period Ending:                                        31-Dec-00
Days in Interest Period (30/360)                                         30
Days in Interest Period (Act/360)                                        32

Ending Pool Balance
-------------------
Principal                                                  3,816,536,806.52
Finance Charge                                               138,805,299.45
                                                             --------------
Total                                                      3,955,342,105.97

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                         3,816,536,806.52
Trust EFA                                                              0.00
                                                                       ----
Receivables + EFA                                          3,816,536,806.52

Trust Invested Amount                                      3,100,000,000.00
Trust PFA                                                              0.00
                                                                       ----
Trust Adjusted Invested Amount                             3,100,000,000.00

Seller's Participation Amount (with EFA)                     716,536,806.52
Seller's Participation Amount (w/o EFA)                      716,536,806.52
Seller's Interest Percentage                                         18.77%

Required Seller's Interest Percentage                                 5.00%
Required Seller's Interest                                   190,826,840.33

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                         3,816,536,806.52
Required Principal Balance                                 3,100,000,000.00
                                                           ----------------
Net Excess/Deficit                                           716,536,806.52

EFA
---
Beginning Excess Funding Account Balance                               0.00
Required Excess Funding Account Deposit                                0.00
Excess Funding Account Withdrawal                                      0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                 56,570,442.89
Series 1997-1                                                192,324,463.63
Series 1997-2                                                101,826,797.20

Delinquent Accounts
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30 - 59 days                                     1.99%        78,624,366.81
60 - 89 days                                     1.42%        56,337,047.67
90 days +                                        2.63%       104,121,543.72
Total 30 days +                                  6.04%       239,082,958.20

Miscellaneous
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Gross Credit Losses                              7.85%        24,872,690.54
Net Credit Losses                                7.62%        24,139,112.76
Discount Option Receivables                                            0.00
Discount Percentage                                                   0.00%
Finance Charges Billed                                        54,624,016.14
Fees Billed                                                    8,521,043.98
Interchange                                                    9,435,169.83
Interest Earned on Collection Account                          2,454,287.68
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